UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2022

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33338	13-2721761
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Hot Metal Street

Pittsburgh, Pennsylvania, 15203-2329

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (412) 432-3300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AEO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 14, 2022, the Board of Directors (the “Board”) of American Eagle Outfitters, Inc. (the “Company”) approved the adoption of the Amended and Restated Bylaws of the Company, effective as of December 14, 2022 (the “New Bylaws”), which amend and restate the Amended and Restated Bylaws of the Company, dated as of June 12, 2017 (the “Existing Bylaws”), in their entirety. The New Bylaws amend the Existing Bylaws to, among other things:

•

enhance certain procedural mechanics and disclosure requirements in connection with stockholder submissions of proposals regarding other business at annual meetings of stockholders (other than proposals made pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including by requiring that proposing stockholders and any Stockholder Associated Person (as defined in the New Bylaws) provide additional background information and disclosures and make certain representations;

•

enhance certain procedural mechanics and disclosure requirements in connection with stockholder nominations of directors, including by (i) requiring that nominating stockholders, any Stockholder Associated Person, and director nominees provide additional background information and disclosures and make certain representations and (ii) specifying procedural requirements with which nominating stockholders desiring to utilize the “universal proxy rules” in Rule 14a-19 under the Exchange Act must comply;

•

eliminate the requirement to make a stockholder list available for examination at stockholder meetings, as provided for by recent amendments to the General Corporation Law of the State of Delaware (the “DGCL”);

•	provide clarifying changes as to when special meetings of stockholders may be called, and by whom;

•

designate the United States federal district courts as the exclusive forum for the resolution of actions asserting claims arising under the Securities Act of 1933, as amended, to the extent permitted by law;

•	add an explicit reference to stockholder meetings being held virtually by remote communication, consistent with the provisions of the DGCL;

•

clarify that notice of an adjourned stockholder meeting need not be given if the date, time, and place of such adjourned meeting is displayed during the meeting on the electronic network used for the virtual meeting, as provided for by recent amendments to the DGCL;

•	clarify the authorization of a person to act as a proxy;

•	clarify the decision-making authority of committees of the Board;

•

provide for mandatory advancement of expenses incurred by former members of the Board and officers of the Company in defending a suit or proceeding, with discretionary advancement for former members of the Board and officers of the Company in a proceeding (other than a derivative action) brought by the Company, as well as provide discretion for the Board to provide such advancement to former employees and agents of the Company; and

•	add a section regarding the books and records of the Company and meeting attendance via remote communications equipment.

The New Bylaws also incorporate certain clarifying, ministerial, non-substantive, and conforming changes.

The foregoing description of the New Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the New Bylaws, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws of American Eagle Outfitters, Inc.

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC.

By:	/s/ Beth M. Henke
Name:	Beth M. Henke
Title:	Senior Vice President, General Counsel

Dated: December 16, 2022